UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
March 18, 2019
CompX International Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-13905	57-0981653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
(972) 448-1400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2019, Gregory M. Swalwell, executive vice president of the registrant, provided notice to the registrant that, effective as of June 1, 2019, he will retire as an officer of the registrant.  In connection with his retirement from the registrant, Mr. Swalwell has also provided notice to Valhi, Inc. (“Valhi”), Kronos Worldwide, Inc. (“Kronos”), and NL Industries, Inc. (“NL”), affiliates of the registrant, that he will also retire as an officer of those companies as of such date.  Following such retirements, Mr. Swalwell will continue to be employed by Contran Corporation (“Contran”), the privately-held parent corporation of the registrant, and will continue to serve as executive vice president, chief financial officer and chief accounting officer of Contran.

James W. Brown currently serves as the registrant’s vice president, chief financial officer and controller.  Following such retirement notices of Mr. Swalwell, the board of directors of each of Valhi and Kronos took action, also effective as of June 1, 2019, to elect Mr. Brown as senior vice president and chief financial officer of each of Valhi and Kronos.  As a result, Mr. Brown will no longer serve as an officer of the registrant effective June 1, 2019, and the registrant’s board of directors took action, also effective as of June 1, 2019, to:

•	elect Amy Allbach Samford, currently the vice president and controller of Valhi, NL and Contran, as the registrant’s vice president and chief financial officer; and
•	elect Amy E. Ruf, currently the registrant’s assistant controller, as the registrant’s vice president and controller.

Ms. Samford, age 44, has served as vice president and controller of each of Valhi and NL since 2016 and of Contran since 2017. Beginning June 1, 2019, she will also serve as vice president and chief financial officer of NL, and will continue to serve as vice president and controller of Valhi and Contran. Ms. Samford has served in various accounting and financial positions (including officer positions) in various companies related to us and Contran since 2006.

Ms. Ruf, age 42, has served in various accounting and financial positions in various companies related to us and Contran since 2004.

Ms. Samford and Ms. Ruf are employees of Contran and will provide their services to the registrant under an intercorporate services agreement between the registrant and Contran.  For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2018 proxy statement, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the 2018 proxy statement, which discussion is also incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompX International Inc.
(Registrant)

By: /s/ Jane Grimm
Date: March 22, 2019	Jane Grimm, Vice President and Secretary